Exhibit 99.1

Apple Reports Fourth Quarter Results

26.9 Million iPhones Sold; Record Fourth Quarter Revenue and Profit

Board Declares Quarterly Dividend of $2.65 per Common Share

CUPERTINO, California—October 25, 2012—Apple® today announced financial results for its fiscal 2012 fourth quarter ended September 29, 2012. The Company posted quarterly revenue of $36.0 billion and quarterly net profit of $8.2 billion, or $8.67 per diluted share. These results compare to revenue of $28.3 billion and net profit of $6.6 billion, or $7.05 per diluted share, in the year-ago quarter. Gross margin was 40.0 percent compared to 40.3 percent in the year-ago quarter. International sales accounted for 60 percent of the quarter’s revenue.

The Company sold 26.9 million iPhones in the quarter, representing 58 percent unit growth over the year-ago quarter. Apple sold 14.0 million iPads during the quarter, a 26 percent unit increase over the year-ago quarter. The Company sold 4.9 million Macs during the quarter, a 1 percent unit increase over the year-ago quarter. Apple sold 5.3 million iPods, a 19 percent unit decline from the year-ago quarter.

Apple’s Board of Directors has declared a cash dividend of $2.65 per share of the Company’s common stock. The dividend is payable on November 15, 2012, to shareholders of record as of the close of business on November 12, 2012.

“We’re very proud to end a fantastic fiscal year with record September quarter results,” said Tim Cook, Apple’s CEO. “We’re entering this holiday season with the best iPhone, iPad, Mac and iPod products ever, and we remain very confident in our new product pipeline.”

“We’re pleased to have generated over $41 billion in net income and over $50 billion in operating cash flow in fiscal 2012,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first fiscal quarter of 2013, we expect revenue of about $52 billion and diluted earnings per share of about $11.75.”

Apple will provide live streaming of its Q4 2012 financial results conference call beginning at 2:00 p.m. PDT on October 25, 2012 at www.apple.com/quicktime/qtv/earningsq412. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and diluted earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2011, its Forms 10-Q for the fiscal quarters ended December 31, 2011; March 31, 2012; and June 30, 2012; and its Form 10-K for the year ended September 29, 2012 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2012 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	September 29, 2012	September 24, 2011	September 29, 2012	September 24, 2011
Net sales	$35,966	$28,270	$156,508	$108,249
Cost of sales (1)	21,565	16,890	87,846	64,431

Gross margin	14,401	11,380	68,662	43,818

Operating expenses:
Research and development (1)	906	645	3,381	2,429
Selling, general and administrative (1)	2,551	2,025	10,040	7,599

Total operating expenses	3,457	2,670	13,421	10,028

Operating income	10,944	8,710	55,241	33,790
Other income/(expense), net	(51)	81	522	415

Income before provision for income taxes	10,893	8,791	55,763	34,205

Provision for income taxes	2,670	2,168	14,030	8,283

Net income	$8,223	$6,623	$41,733	$25,922

Earnings per share:
Basic	$8.76	$7.13	$44.64	$28.05
Diluted	$8.67	$7.05	$44.15	$27.68

Shares used in computing earnings per share:
Basic	938,343	928,280	934,818	924,258
Diluted	948,186	939,517	945,355	936,645

Cash dividends declared per common share	$2.65	$0.00	$2.65	$0.00

(1) Includes share-based compensation expense as follows:
Cost of sales	$69	$45	$265	$200
Research and development	$168	$114	$668	$450
Selling, general and administrative	$211	$139	$807	$518

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	September 29, 2012	September 24, 2011
ASSETS:

Current assets:
Cash and cash equivalents	$10,746	$9,815
Short-term marketable securities	18,383	16,137
Accounts receivable, less allowances of $98 and $53, respectively	10,930	5,369
Inventories	791	776
Deferred tax assets	2,583	2,014
Vendor non-trade receivables	7,762	6,348
Other current assets	6,458	4,529

Total current assets	57,653	44,988

Long-term marketable securities	92,122	55,618
Property, plant and equipment, net	15,452	7,777
Goodwill	1,135	896
Acquired intangible assets, net	4,224	3,536
Other assets	5,478	3,556

Total assets	$176,064	$116,371

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$21,175	$14,632
Accrued expenses	11,414	9,247
Deferred revenue	5,953	4,091

Total current liabilities	38,542	27,970

Deferred revenue – non-current	2,648	1,686
Other non-current liabilities	16,664	10,100

Total liabilities	57,854	39,756

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 939,208 and 929,277 shares issued and outstanding, respectively	16,422	13,331
Retained earnings	101,289	62,841
Accumulated other comprehensive income	499	443

Total shareholders’ equity	118,210	76,615

Total liabilities and shareholders’ equity	$176,064	$116,371

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Twelve Months Ended
	September 29, 2012	September 24, 2011
Cash and cash equivalents, beginning of the year	$9,815	$11,261

Operating activities:
Net income	41,733	25,922
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	3,277	1,814
Share-based compensation expense	1,740	1,168
Deferred income tax expense	4,405	2,868
Changes in operating assets and liabilities:
Accounts receivable, net	(5,551)	143
Inventories	(15)	275
Vendor non-trade receivables	(1,414)	(1,934)
Other current and non-current assets	(3,162)	(1,391)
Accounts payable	4,467	2,515
Deferred revenue	2,824	1,654
Other current and non-current liabilities	2,552	4,495

Cash generated by operating activities	50,856	37,529

Investing activities:
Purchases of marketable securities	(151,232)	(102,317)
Proceeds from maturities of marketable securities	13,035	20,437
Proceeds from sales of marketable securities	99,770	49,416
Payments made in connection with business acquisitions, net of cash acquired	(350)	(244)
Payments for acquisition of property, plant and equipment	(8,295)	(4,260)
Payments for acquisition of intangible assets	(1,107)	(3,192)
Other	(48)	(259)

Cash used in investing activities	(48,227)	(40,419)

Financing activities:
Proceeds from issuance of common stock	665	831
Excess tax benefits from equity awards	1,351	1,133
Dividends and dividend equivalent rights paid	(2,488)	0
Taxes paid related to net share settlement of equity awards	(1,226)	(520)

Cash (used in)/generated by financing activities	(1,698)	1,444

Increase/(decrease) in cash and cash equivalents	931	(1,446)

Cash and cash equivalents, end of the year	$10,746	$9,815

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$7,682	$3,338